Exhibit 10.1

AGREEMENT

This Agreement is dated for reference this 8th day of July, 2008

BETWEEN

Zhong Chuan International Mining Holding Co.,Ltd.

(hereinafter “Zhong Chuan”)

AND

Sterling Group Ventures, Inc.

(hereinafter “Sterling”)

AND

Ximing Sun and Charles Yan

(collectively hereinafter “Mont Sea Shareholders”)

WHEREAS:

A.	Zhong Chuan is a Chinese mining company with connections and resources in the mining industry in China. Zhong Chuan is interested in expanding into lithium business.

B.	Sterling is a Nevada, US company specializing in lithium exploration and development and with its shares traded on the United States OTC Bulletin Board.

C.
Zhong Chuan, with consent from Sterling, has completed a transaction to acquire from Beijing Mianping Salt Lake Research Institute ("Mianping") certain interest in Mianping's proprietary technology and know-how in lithium, and in exploration license No. 5400000730283 (the "Exploration License") covering Dangxiongcuo Salt Lake in Tibet, China (the "Property"). Zhong Chuan has acquired interests in certain other salt lake in Tibet.("Other Interests")

D.	Mont Sea shareholders are the shareholders holding all the issued and outstanding shares in the stock of Mont Sea Holdings Ltd. ("Mont Sea"), a company incorporated in Hong Kong.
E.
Mianping and Micro Express Holdings Inc. ("MEH") , a wholly owned subsidiary of Sterling, entered into an agreement dated September 16, 2005 (the "Initial Agreement"), to jointly explore and develop the Property. The application to establish a joint venture company in Tibet to explore and develop the Property was submitted to, but has not been approved by, regulators in Tibet, China.

F.
The Parties wish to restructure the transactions contemplated under the Initial Agreement, and to jointly develop the Property and lithium resources in Tibet and elsewhere, by way of a cooperative joint venture to be established pursuant to the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements contained in this Agreement, the Parties covenant and agree with each other as follows:

1. Transition Arrangement.

1.1 Upon this Agreement being effective, the Initial Agreement will expire, and Zhong Chuan shall cause Mianping to repay to MEH RMB 6,000,000 by depositing the said amount into an account designated by MEH.

1.2 Zhong Chuan and Mont Sea Shareholders acknowledge and agree that until a Sino-foreign cooperative joint venture company (the "CJV") is established to hold and own the Exploration License, they shall hold (or cause Mianping to hold) the Exploration License in trust for Sterling and for the CJV to be established, and shall keep the Exploration License valid and effective, free from any encumbrance or liability.

1.3 Zhong Chuan agrees that it shall not enter into any agreement or conduct any business in competition or conflict with any transactions contemplated hereunder, and any of such agreement or business shall be acceptable to Sterling and Mont Sea Shareholders.

1.4 The Parties shall work together to ensure that the termination of the Initial Agreement and the entering of this Agreement shall comply with Chinese regulations applicable to those agreements and to the Exploration License.

1.5 The Parties agree that an operating company (the "Opco") may need to be established prior to the establishment of the CJV, for the purpose of applying for and holding required approvals, permits and licenses with respect to the development of the Property. The Parties agree that the Opco shall hold all such approvals, permits and licenses in trust for the CJV, and pursuant to the letters and spirit of this Agreement.

2. The CJV

2.1 Mont Sea Shareholders and Zhong Chuan shall make best efforts to cause the CJV to be established within ninety (90) days from the date of this Agreement, subject to required regulatory approval and based on a joint venture agreement or an acquisition agreement (the "JV Agreement"), which shall contain all key terms of this section 2.

2.2 The CJV may be established by way of acquisition of interest in the Opco by Mont Sea, or by way of incorporation under the Chinese laws, such that subject to Chinese regulatory approvals, Mont Sea shall hold up to sixty-five percent (65%) but no less than fifty-one percent (51%) of shares in the CJV, and Zhong Chuan (or its affiliate) shall hold the balance of the shares in the CJV.

2.3 The registered capital of the CJV shall be RMB 100,000,000. Zhong Chuan and Mont Sea shall cause all the registered capital of the CJV to be timely advanced to the accounts of the CJV, pursuant to the terms of the CJV agreement to be entered into between Mont Sea and Zhong Chuan, and pursuant to applicable Chinese regulations.

2.4 Zhong Chuan shall cause to be transferred to the CJV, and the CJV shall own and hold all Mianping's (and/or Opco's) title to and interest in any exploration or mining licenses in lithium resources in China, including the Exploration License,and Other Interests.

2.5 The Parties shall cause the CJV to adopt a business plan expeditiously for the exploration and development of the Property, and construction of related facilities.

2.6 If for any Chinese regulatory or policy reasons, Mont Sea is not permitted to have more than fifty-one percent (51%) interest in the CJV, then Mont Sea and Zhong Chuan shall revise the JV Agreement such that:
(a) Mont Sea shall have a forty-nine percent (49%) interest in the CJV;
(b) Mont Sea shall be entitled to receive returns on its investment in the CJV on a priority and accelerated basis until its investment in the CJV and the Property is fully recovered; and
(c) Mont Sea shall be permitted to manage the daily operation of the CJV pursuant to a management agreement to be entered into between Mont Sea and Zhong Chuan, on terms and conditions satisfactory to Sterling.

2.7 The Parties shall cause all necessary corporate actions to be taken to approve and effect the transactions contemplated above, and to make any adjustment, registration or filings necessary to meet applicable regulatory requirements.

3. Sterling's Acquisition of Mont Sea

3.1 Upon signing of this Agreement and subject to applicable regulatory approval, Sterling shall issue, and Mont Sea Shareholders shall subscribe for 5,000,000 units (the "Units") to be issued by Sterling at US$0.15 per Unit. Each Unit shall consist of One (1) common share in the stock of Sterling, and One (1) warrant which shall entitle Mont Sea Shareholders to purchase One (1) common share in the stock of Sterling at US$0.16 per share within two (2) years from the date of the issuance of the Units.

3.2 Subject to applicable regulatory approval, Sterling shall cause 200,000,000 shares to be issued to Mont Sea Shareholders within ten (10) working days from the date transfer of the Exploration License to the CJV is approved by the Chinese regulators, in exchange for all the shares then issued and outstanding in the stock of Mont Sea and held by Mont Sea shareholders (the "Share Exchange"). The Share Exchange may be conducted and completed at an earlier date so long as Sterling and Mont Sea Shareholders may agree in writing.

3.3 Subject to applicable regulatory approval, Sterling shall cause 87,910,000 shares in the capital of Sterling to be issued to Mont Sea Shareholders at no additional cost, upon receipt by the CJV of a mining license and such other permits or approvals with respect to the Property, permitting the full exploitation and development of the Property.

3.4 Sterling shall cause all necessary corporate actions to be taken to effect the transactions contemplated above, including the Share Exchange and share issuance.

4. Zhong Chuan Covenants

4.1 Zhong Chuan shall work together with Mont Sea Shareholders to establish the CJV expeditiously, pursuant to the terms of this Agreement and applicable Chinese regulations.

4.2 Zhong Chuan shall, together with Mont Sea Shareholders, provide funds no less than RMB 100,000,000 (or US dollar equivalent thereof) for the purpose of meeting registered capital payment requirements in the registration and operation of the CJV.

4.3 Zhong Chuan shall complete expeditiously its transactions with Mianping as contemplated under section 1 hereunder and transactions involving Other Interests, and advise Sterling from time to time of developments in completing such transactions.

4.4 Zhong Chuan shall keep other Parties informed of any development in the registration of the CJV and transfer of the Exploration License.

5. Sterling Covenants

5.1 Sterling shall procure all required corporate and regulatory approvals for the issuance of shares to Mont Sea Shareholders pursuant to the terms of this Agreement.

5.2 Sterling shall use its best efforts to secure partnership relationship with selected major companies outside China in the form of equity participation or off-take arrangement for lithium products from the CJV.

5.3 Sterling shall use its best efforts to secure alternative technological solutions for the lithium production, and otherwise assist in the application of technology developed by Mianping.

5.4 Sterling shall, when and as required by the CJV, arrange and complete financing for the operation of the CJV.

6. Mont Sea Shareholders' Covenants

6.1 Mont Sea Shareholders shall, together with Zhong Chuan, make funds available for the purpose of meeting registered capital payment requirements in the registration and operation of the CJV.

6.2 Mont Sea Shareholders shall work together with the CJV, Mianping and Zhong Chuan for the purpose of transfer of the Exploration License to the CJV and application for the mining license with respect to the Property.

7. Representations and Warranties of the Parties

7.1 Each of the Parties hereby represents and warrants to the other Parties that:

(a) if it is a company it is duly organized and legally existing under the laws of the jurisdiction where it is incorporated; it has all requisite corporate power and authority to execute and fully perform this Agreement, and has all corporate power and capacity to fully perform all obligations under this Agreement when this Agreement becomes effective; its execution and performance of this Agreement constitutes no breach or violation of its articles of association or any clause specified in the certificate of registration of the company, nor does it constitute any breach or violation of any applicable law, regulation or regulatory document, or any clause of any contract or agreement to which it is a party;

(b) if it is an individual then each of the individuals has the authority and power to enter into this Agreement, and is able to perform his/her obligations hereunder.

(c) the signing of this Agreement is fully authorised by each Party and this Agreement so signed shall be effective and binding upon each of the Parties.

(d) each of the Parties has duly disclosed all corporate, financial and technical information requested by other Parties and such information provided or disclosed is true and accurate to the best knowledge of the Party disclosing or delivering such information.

(e) except those disclosed expressly in writing, there is no litigation or administrative proceedings outstanding or threatened against any of the Parties or with respect to the Property.

8. Fees and Expenses

8.1 Each Party shall bear its respective costs and expenses associated with this Agreement. The Parties agree to share any legal fees of Blake Cassels & Graydon, LLP for the drafting of this Agreement.

9. General

9.1 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes any agreement or arrangement between or among any of the Parties.

9.2 This Agreement may not be assigned by a Party, in whole or in part, without the express written consent of all the other Parties.

9.3 This Agreement shall be governed by the laws of the province of British Columbia, Canada and any applicable Canadian federal laws.

9.4 No amendment, waiver or consent shall bind any Party unless in writing and signed by all the Parties.

9.5 The Parties acknowledge and agree that Blake Cassels & Graydon, LLP does not act for any of the Parties with respect to this Agreement, and each of the Parties has been requested, and has agreed, to seek its own independent legal opinion with respect to this Agreement and/or any interpretation hereof.

9.6 The failure by any Party at any time to enforce any of the provisions of this Agreement, or to require performance by any other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

9.7 If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision of this Agreement and such invalid term, clause or provision shall be deemed to be severed from this Agreement.

9.8 The Parties agree that should any dispute arise with respect to this Agreement or the performance or interpretation hereof, they shall resolve such dispute amicably, failing which such dispute shall resolved by binding arbitration by a penal of three arbitrators, at the British Columbia International Commercial Arbitration Centre pursuant to its rules of arbitration.

9.9 If, for reasons beyond the control of the Parties, the CJV cannot be established by December 31, 2008 (the "Outside Date") and the Exploration License cannot be transferred to the CJV, then unless the Parties otherwise agree in writing, this Agreement shall terminate as of the Outside Date, except those transactions which have been completed or terms herein which have been performed (which shall remain effective and valid). In such an event the Parties shall agree to negotiate in good faith to restructure any uncompleted transactions such that, among other things, Sterling's interest in the Property shall be protected, and reasonably reflected or fairly compensated in any restructured transactions.

9.10 This Agreement shall be effective once duly signed by all the Parties hereto.

IN WITNESS WHEREOF the Parties have executed this Agreement effective the day and year first above written.

Zhong Chuan International Mining Holding Co.,Ltd.
By its authorized signatory:

/s/ Ximing Sun
Signature

Ximing Sun
Printed Name

Chairman
Title

Sterling Group Ventures, Inc.
By its authorized signatory:

/s/ Raoul Tsakok
Signature

Raoul Tsakok
Printed Name

Chairman & CEO
Title

Mont Sea Shareholders:
/s/ Ximing Sun
Signature

Ximing Sun
Printed Name

/s/ Charles Yan
Signature

Charles Yan
Printed Name